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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-139794 on Form S-8 and Registration Statement No. 333-158383 on Form S-3 of our reports dated January 25, 2010, relating to the consolidated financial statements and financial statement schedule of Sealy Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard and the number of weeks included in fiscal years 2009, 2008 and 2007) and the effectiveness of Sealy Corporation's internal control over financial reporting as of November 29, 2009, appearing in this Annual Report on Form 10-K of Sealy Corporation and subsidiaries for the fiscal year ended November 29, 2009.

/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
January 25, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM